MPS GROUP, INC. AND SUBSIDIARIES


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2004 of MPS Group, Inc. (the "Form 10-Q"), I, Robert P. Crouch, Senior Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Robert P. Crouch
--------------------------
Robert P. Crouch
Senior Vice President, Treasurer
and Chief Financial Officer
May 7, 2004